   As filed with the Securities and Exchange Commission on May 4, 1999
                                                     Registration No. 333-42325
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3

                             AMENDMENT NO. 4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                               MALLINCKRODT INC.
                      (formerly Mallinckrodt Group Inc.)
            (Exact name of registrant as specified in its charter)

                                ---------------

             New York                  675 McDonnell Boulevard                 36-1263901
 (State or other jurisdiction of            P.O. Box 5840                   (I.R.S. Employer
  incorporation or organization)         St. Louis, MO 63134               Identification No.)
                                            (314) 654-2000

              (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Offices)

                                Roger A. Keller
                               Mallinckrodt Inc.
                            675 McDonnell Boulevard
                                 P.O. Box 5840
                              St. Louis, MO 63134
                                (314) 654-2000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

             John M. Reiss                       Michael A. Campbell
             White & Case                       Mayer, Brown & Platt
      1155 Avenue of the Americas             190 South LaSalle Street
       New York, New York 10036                Chicago, Illinois 60603
            (212) 819-8200                         (312) 782-0600

                                ---------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as the registrant shall determine.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by Registrant in connection with the distribution of the Securities.

      Securities and Exchange Commission Registration Fee............ $147,500
      Trustee's Fees.................................................   16,000*
      Printing Expenses..............................................  100,000*
      Rating Agency Fees.............................................  100,000*
      Accounting Fees and Expenses...................................   40,000*
      Legal Fees and Expenses........................................   75,000*
      Blue Sky Fees and Expenses.....................................    5,000*
      Miscellaneous..................................................   15,000*
                                                                      --------
        Total Expenses............................................... $498,500*
                                                                      ========

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*(Estimated)

Item 15. Indemnification of Directors and Officers.

  The Corporation's Bylaws provide for indemnification, to the fullest extent permitted by applicable law, of any of its directors and officers who are, or have been, or are threatened to be, made a party to an action or proceeding, whether civil or criminal, by reason of the fact that such director or officer is a director or officer of the Corporation, against any judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. The Bylaws also provide that additional indemnification may be provided by the Corporation to other persons to the extent permitted by applicable law.

  The Corporation's Certificate of Incorporation provides that a current or former director shall not be liable to the Corporation or its shareholders for damages for any breach of duty except where liability is imposed by New York State law.

  The Corporation has insurance to indemnify its directors and officers, within the limits of the Corporation's insurance policies, for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of New York. In addition, indemnity agreements are in effect with each officer of the Corporation who serves on its Employee Benefits Committee.

  Reference is made to Sections 721-726 of the New York Business Corporation Law ("B.C.L."), which are summarized below.

  Section 721 of the B.C.L. provides that indemnification pursuant to the B.C.L. shall not be deemed exclusive, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer established that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 722 of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action, whether derivative or nonderivative, or whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. In derivative actions, the statute provides that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to indemnification.

  Section 723 of the B.C.L. specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation (unless ordered by a court under Section 724 of the B.C.L.) only if authorized by the appropriate corporate action as set forth in such Section
723. Section 724 of the B.C.L. provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the B.C.L. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled thereto.

  Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligations which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of insurance, for a retention amount and for co-insurance. Such insurance may not provide for the indemnification, other than defense costs, of any director or officer whose deliberate and active dishonesty is held to be material to an adjudicated cause of action in a judgment adverse to the insured nor of any director or officer who personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Item 16. Exhibits.

  NO.

    1.1      Form of Underwriting Agreement**
    1.2      Form of Distribution Agreement**
    4.1 Form of Indenture dated as of March 15, 1985, as amended and restated as of February 15, 1995, between the Company and First
             Trust Company of New York, National Association, as Trustee, including Form of Securities (incorporated by reference to the Company's Registration Statement on Form S-3 (No. 33-52821))
    5.1      Opinion of White & Case**
   12.1      Computation of Ratio of Earnings to Fixed Charges**
   23.1      Consent of Ernst & Young LLP*
   23.2      Intentionally Omitted
   23.3      Intentionally Omitted
   23.4      Intentionally Omitted
   23.5      Consent of White & Case (included in Exhibit 5.1)**
   25.1      Form T-1, Statement of Eligibility under Trust Indenture Act of
             1939**

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*Filed herewith
**Previously filed

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for the liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 4th day of May, 1999.

                                          Mallinckrodt Inc.

                                                    /s/ C. Ray Holman
                                          By: _________________________________
                                                      C. Ray Holman
                                                  Chairman of the Board
                                                 and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, Amendment No. 4 to this Registration Statement has been signed below by the following Persons, in the capacities indicated, on May 4, 1999.

             Signature                           Title
             ---------                           -----


       /s/  C. Ray Holman            Chairman of the Board and
____________________________________  Chief Executive Officer
           C. Ray Holman              (Principal Executive
                                      Officer)

      /s/ Michael A. Rocca           Senior Vice President and
____________________________________  Chief Financial Officer
          Michael A. Rocca            (Principal Financial
                                      Officer)

    /s/ Douglas A. McKinney          Vice President and
____________________________________  Controller (Principal
        Douglas A. McKinney           Accounting Officer)

    /s/  Raymond F. Bentele          Director
____________________________________
         Raymond F. Bentele

                                     Director
____________________________________
         Gareth C.C. Chang

   /s/ William L. Davis, III         Director
____________________________________
       William L. Davis, III

                                     Director
____________________________________
          Ronald G. Evens

     /s/ Roberta S. Karmel           Director
____________________________________
         Roberta S. Karmel


             Signature                           Title
             ---------                           -----


     /s/ Claudine B. Malone          Director
____________________________________
         Claudine B. Malone

      /s/ Anthony Viscusi            Director
____________________________________
          Anthony Viscusi

      /s/ Brian M. Rushton           Director
____________________________________
          Brian M. Rushton

       /s/ Daniel R. Toll            Director
____________________________________
           Daniel R. Toll

                               INDEX TO EXHIBITS

Exhibit Sequential Page No.

  1.1      Form of Underwriting Agreement**
  1.2      Form of Distribution Agreement**
  4.1 Form of Indenture dated as of March 15, 1985, as amended and restated as of February 15, 1995, between the Company and First
           Trust Company of New York, National Association, as Trustee, including Form of Securities (incorporated by reference to the Company's Registration Statement on Form S-3 (No. 33-52821))
  5.1      Opinion of White & Case**
 12.1      Computation of Ratio of Earnings to Fixed Charges**
 23.1      Consent of Ernst & Young LLP*
 23.2      Intentionally Omitted
 23.3      Intentionally Omitted
 23.4      Intentionally Omitted
 23.5      Consent of White & Case (included in Exhibit 5.1)**
 25.1      Form T-1, Statement of Eligibility under Trust Indenture Act of
           1939**

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 * Filed herewith
 ** Previously filed